Exhibit 99.4

Trans World Corporation 2013 Marketing Overview As disclosed in our 10-K filing for 2013, TWC has established its subsidiary, Trans World Hotels and Entertainment, a.s. operating under the name of American Chance Casinos (“ACC”), as a reputable casino company in the Czech Republic as a result of more than fifteen years of consistent high customer service standards, professionalism, and strict adherence to all local gaming regulations. Market Overview and Competitive Factors Casinos in Germany and Austria have been characterized by formal atmospheres and an air of exclusivity, while our casinos offer a relaxed but exciting ambiance, which has become a desirable alternative for many of our patrons, the majority of whom are from Germany and Austria. TWC’s properties compete directly with other gaming properties in each location, based on: brand name recognition and reputation; customer service and satisfaction; amenities; quality of the gaming xperience;quality of hotel accommodations; competitive room rates;  security; and, the ability to earn and redeem loyalty program points. Marketing Initiatives In the year ended December 31, 2013, TWC focused on the following marketing initiatives: internal and customer-oriented loyalty reward programs; promotional programs for each casino; higher-value amenities and more customer giveaways; complimentary drinks and buffet access to all active players; live entertainment; player-tested, popular events and holiday parties; sponsorships of several regional athletic teams, community and social projects; and, media campaigns targeting key cities in marketing region, particularly Vienna, Linz, Regensberg and the surrounding areas. TWC also issues different categories of “loyalty” cards to customers who spend relatively longer periods of time playing.  These loyalty cards are granted based on the frequency of players’ visits and the aggregate total drop for a pre-determined number of visits.  The Company also grants certain other privileges to its VIP players, at the casino management’s discretion, such as ordering a la carte from our restaurant facilities, opening a private gaming table, extending casino operating hours, and/or providing free hotel accommodations.

Trans World Corporation 2013 Marketing Overview 2013 Marketing Overview 2 June 25, 2014 Event Strategy: Throughout the year, all three American Chance Casinos host numerous parties and events to draw in existing clientele and attract new visitors. These events are generally themed, or feature popular musical acts or entertainers. Prior to the start of each quarter, posters and flyers are printed for each casino listing the parties that will be held during the upcoming quarter. Additionally, posters are created for each specific event. The posters, which measure approximately 16.5” x 24”, are designed and branded with similar color schemes and formats so that they are readily identified as American Chance Casino promotions. They are included on the website and placed in high‐visibility areas within the casinos, as well as published in the area newspapers and magazines to maximize exposure.

Trans World Corporation 2013 Marketing Overview 2013 Marketing Overview 3 June 25, 2014 Past Events: • Italian Night – Italian music, pizza and pasta • Asia Night – A journey through the Orient • American Night – Country band and burgers • Czech Night – Folk Music and steaks • Crack the Safe to See What’s Inside • Free tickets for a Chance to Win with each Casino Visit • Starts at 6:00 pm • 10,000€ in prizes

Trans World Corporation 2013 Marketing Overview 2013 Marketing Overview 4 June 25, 2014 • Every Monday: Double Payouts for Roulette for Straight‐up Wins • Tokens available at Reception • Three times daily between 5:00 pm and 9:30 pm • Premium Double Points on all slot machines • Tuesday and Wednesday – Every Week • From 6:00 pm to 9:00 pm • Join and cash in! Premium Double Points on all slot machines • Tuesday and Wednesday – Every Week • From 6:00 pm to 9:00 pm • Join and cash in! • Try Your Luck at a Craps Table • Roll a 2 or a 3 and Win Double • Every Sunday through Thursday • From 5:00 pm through 11:00 pm On-Going Events

Trans World Corporation 2013 Marketing Overview 2013 Marketing Overview 5 June 25, 2014 • The Night of the Living Dead • Vampires, Zombies and Other Ghosts • Surprise Buffet and Welcome Drink • Tombola prizes worth 1,500€ • Oktoberfest 2013 is on tap! • Celebrate with the band “Stardust Steiermark” • Cow Milking Contest and Bavarian Buffet • 2,500€ Tombola begins at 10:00 pm • Musical Highlights from Around the World • Live Music and Exciting Revue Shows • Complimentary Buffet and Welcome Drink • Tombola prizes worth 2,500€ 4th Quarter Events: